Exhibit 99.1

Ipsidy Announces Results for First Quarter 2018

LONG BEACH, N.Y., May 7, 2018 -- Ipsidy Inc. (www.ipsidy.com) [OTCQB:IDTY], a provider of secure, biometric identification, identity management and electronic transaction processing services, today announced its results for the quarter ended March 31, 2018.

Financial Highlights for the Three Months Ended March 31, 2018

●	Total revenue for the three-month period ended March 31, 2018 was $0.5 million compared to $0.6 million for the three months ended March 31, 2017.

●	Net loss before taxes for the three months ended March 31, 2018 was $2.8 million compared to a net loss in the first quarter of 2017 of $9.7 million. In 2017, the recapitalization, including the conversion of notes payable and the elimination of the derivative liability gave rise to a charge of $4.1 million in the first quarter ended March 31, 2017.

●	Basic and diluted net loss per share for the three-month period ended March 31, 2018 was $0.01 cent compared to basic and diluted net loss per share of $0.03 cents in the quarter ended March 31, 2017.

●	Adjusted EBITDA loss for the three months ended March 31, 2018 was $1.7 million compared to $1.6 million in 2017.

●	On April 30, 2018, the Company entered into a Note Modification Agreement with the Stern Trust, to extend to April 30, 2020, the maturity date of a Note in the amount of $3,000,000 issued in 2017, in consideration of the issuance of 1,500,000 shares of Common Stock.

Refer to Table 1 for reconciliation of net income to Adjusted EBITDA (a non-GAAP measure).

Operational Highlights

The Company continued to make substantial progress during the quarter as follows:

●	The Ipsidy App became available in the App Store and on Google Play and we published updated RESTful APIs and SDKs which allow for custom integration of our platform to third party systems.

●	Launched new AccessTM, out of the box identification solution for biometric authentication of residents, visitors attempting entry into a building or controlled area, using Bluetooth beacons to trigger the identity authentication event.

●	Launched new VerifyTM out of the box identification solution which includes an enterprise portal where agents can trigger biometric authentication of customers as well as everyday transactions such as account changes, account transfers and other service events.

●	Signed a contract with Ruta Amiga, a Colombian marketing company, to launch a new loyalty rewards program in Colombia.

●	Announced that we had agreed in principle with Datapro, to offer Ipsidy’s biometric, multi-factor, identity authentication service to Datapro’s financial institutions throughout the Latin American market.

●	Signed an agreement with the Zimbabwe Electoral Commission for the provision of our SearchTM / IMS Voter Registry Automated Fingerprint Identification System (AFIS) to provide automated voter roll publication and ensure that no duplicate entries exist in the voter roll for the forthcoming election.

“Ipsidy made significant progress in the last quarter launching our new products, signing new customers and substantially delivering our Search AFIS system for Zimbabwe” said Philip Beck, Chairman and Chief Executive Officer of Ipsidy. Mr. Beck added “We are executing our strategy of creating trusted transactions, embedding biometrically authenticated identity and event details with a digital signature and using a participant’s mobile device to approve everyday transactions.”

Additional analysis of the Company’s performance can be found in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in the Quarterly Report on Form 10-Q for the Quarter ended March 31, 2018 filed at www.sec.gov and posted on the Company’s investor relations website.

Visit the Ipsidy website today at https://www.ipsidy.com/developers where you can create a demo account and run test authentications using the Ipsidy mobile app.

Get the Ipsidy mobile app on your mobile phone: or

About Ipsidy:

Ipsidy Inc (OTCQB:IDTY) www.ipsidy.com (formerly known as ID Global Solutions Corporation OTC:IDGS) is a provider of secure, biometric identification, identity management and electronic transaction processing services. Ipsidy is headquartered in New York and has operating subsidiaries: MultiPay in Colombia, www.multipay.com.co and Cards Plus in South Africa, www.cardsplus.co.za. Our identity transaction platform creates a trusted transaction, embedding authenticated identity and event details with a digital signature and using a participant’s mobile device to approve everyday transactions. Our platform offers biometric and multi-factor identity management solutions which support a wide variety of electronic transactions. We believe that it is essential that businesses and consumers know who is on the other side of an electronic transaction and have an audit trail, proving that the identity of the other party was duly authenticated. We continue to enhance our solutions to provide our customers with the next level of transaction security, control and certainty over everyday transactions. Further information on Ipsidy can be found at www.ipsidy.com or contact us at sales@ipsidy.com.

Contacts:

Ipsidy Inc.
Philip D. Beck, Chairman, CEO & President Stuart P. Stoller, CFO	PhilipBeck@ipsidy.com StuartStoller@ipsidy.com

Notice Regarding Forward-Looking Statements.

Information contained in this announcement may include “forward-looking statements.” All statements other than statements of historical facts included herein, including, without limitation, those regarding the financial position, business strategy, plans and objectives of management for future operations of both Ipsidy and its business partners, net revenue, net income, Adjusted EBITDA, diluted earnings per share, future service launches with customers and new initiatives and customer pipeline are forward-looking statements. Such forward-looking statements are based on a number of assumptions regarding Ipsidy present and future business strategies, and the environment in which Ipsidy expects to operate in the future, which assumptions may or may not be fulfilled in practice. Implementation of some or all of the new services referred to is subject to regulatory or other third party approvals. Actual results may vary materially from the results anticipated by these forward-looking statements as a result of a variety of risk factors, including the risk that implementation, adoption and offering of the service by customers, consumers and others may take longer than anticipated, or may not occur at all; changes in laws, regulations and practices; changes in domestic and international economic and political conditions and others. Additional risks may arise with respect to commencing operations in new countries and regions, of which Ipsidy is not fully aware at this time. See the Company’s Annual Report Form 10-K for the Fiscal Year ended December 31, 2017 filed at www.sec.gov for other risk factors which investors should consider. These forward-looking statements speak only as to the date of this announcement and cannot be relied upon as a guide to future performance. Ipsidy expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statements contained in this announcement to reflect any changes in its expectations with regard thereto or any change in events, conditions or circumstances on which any statement is based.

Non-GAAP Financial Information.

The Company provides certain non-GAAP financial measures in this statement. Management believes that Adjusted EBITDA, when viewed with our results under GAAP and the accompanying reconciliations, provides useful information about our period-over-period results. Adjusted EBITDA is presented because management believes it provides additional information with respect to the performance of our fundamental business activities and is also frequently used by securities analysts, investors and other interested parties in the evaluation of comparable companies. We also rely on Adjusted EBITDA as a primary measure to review and assess the operating performance of our company and our management team in connection with our executive compensation. These non-GAAP key business indicators, which include Adjusted EBITDA, should not be considered replacements for and should be read in conjunction with the GAAP financial measures.

We define Adjusted EBITDA as GAAP net loss adjusted to exclude: (1) interest expense, (2) interest income, (3) provision for income taxes, (4) depreciation and amortization, (5) stock-based compensation expense (5) derivative income (expense) and (6) certain other items management believes affect the comparability of operating results. Please see “Adjusted EBITDA” below for more information and for a reconciliation of Adjusted EBITDA to net income, the most directly comparable financial measure calculated and presented in accordance with GAAP.

Table 1

Reconciliation of Net Loss to Adjusted EBITDA
	Quarter Ended
	March 31, 2018	March 31, 2017

Net Loss	(2,752,925)	(9,669,092)

Add Back:

Interest Expense	239,169	604,015
Conversion of debt, etc.	—	4,106,652
Depreciation and amortization	110,676	109,534
Taxes	4,561	4,170
Stock-based compensation equity plans	738,212	3,294,160

Adjusted EBITDA	(1,660,307)	(1,550,561)

IPSIDY INC AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2018	2017
	(unaudited)
ASSETS
Current Assets:
Cash	$2,412,363	$4,413,822
Accounts receivable, net	676,628	165,929
Current portion of net investment in direct financing lease	54,215	52,790
Inventory	475,541	492,030
Other current assets	560,721	218,537
Total current assets	4,179,468	5,343,108

Property and equipment, net	202,926	209,719
Other Assets	1,446,732	1,243,531
Intangible Assets, net	2,794,600	2,878,080
Goodwill	6,736,043	6,736,043
Net investment in direct financing lease, net of current portion	604,663	618,763
Total assets	$15,964,432	$17,029,244

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

Current Liabilities:
Accounts payable and accrued expenses	$1,816,982	$1,447,185
Capital lease obligation, current portion	28,251	27,420
Deferred revenue	538,812	122,511
Total current liabilities	2,384,045	1,597,116

Long-term liabilities:
Notes payable, net	2,519,785	2,375,720
Capital lease obligation, net of current portion	108,127	115,509
Total long-term liabilities	2,627,912	2,491,229
Total liabilities	5,011,957	4,088,345

Commitments and Contingencies

Stockholders’ Equity:
Common stock, $0.0001 par value, 1,000,000,000 shares authorized; 405,708,228 and 403,311,988 shares issued and outstanding as of March 31, 2018 and December 31, 2017, respectively	40,571	40,331
Additional paid in capital	79,791,311	79,053,339
Accumulated deficit	(69,160,547)	(66,407,622)
Accumulated comprehensive income	281,140	254,851
Total stockholders’ equity	10,952,475	12,940,899
Total liabilities and stockholders’ equity	$15,964,432	$17,029,244

IPSIDY INC  AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

 (Unaudited)

	Three Month Ended
	March 31,
	2018	2017

Revenues:
Products and services	$507,927	$565,545
Lease income	17,862	19,144
Total revenues, net	525,789	584,689

Operating Expenses:
Cost of Sales	120,248	149,129
General and administrative	2,798,699	5,251,212
Research and development	5,361	29,070
Depreciation and amortization	110,676	109,534
Total operating expenses	3,034,984	5,538,945

Loss from operations	(2,509,195)	(4,954,256)

Other Income (Expense):
(Loss) gain on derivative liabilities	—	(452,146)
Gain on extinguishment of notes payable	—	2,802,235
Loss on modification of derivatives	—	(319,770)
Loss on modification of warrants	—	(158,327)
Loss on settlement of notes payable	—	(5,978,643)
Interest expense	(239,169)	(604,015)
Other income (expense), net	(239,169)	(4,710,666)

Loss before income taxes	(2,748,364)	(9,664,922)

Income tax expense	(4,561)	(4,170)

Net Loss	$(2,752,925)	$(9,669,092)

Net Loss Per Share - Basic and Diluted	$(0.01)	$(0.03)

Weighted Average Shares Outstanding - Basic and Diluted	404,254,263	295,596,151

IPSIDY INC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Three Months Ended
	March 31,
	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES:
Net(loss) income	$(2,752,925)	$(9,669,092)
Adjustments to reconcile net loss with cash used in operations:
Depreciation and amortization expense	110,676	109,534
Stock-based compensation	738,212	3,294,160
Common stock issued for services	—	42,376
Amortization of debt discount and debt issuance costs, net	144,065	504,939
Loss on derivative liability	—	452,146
Gain on settlement of notes payable	—	(2,802,235)
Loss on modification of derivatives	—	319,770
Loss on modification of warrants	—	158,327
Loss on conversion of debt	—	5,978,643
Changes in operating assets and liabilities:
Accounts receivable	(514,722)	25,725
Net investment in direct financing lease	12,675	11,394
Other current assets	(169,973)	(226,174)
Inventory	(196,655)	2,863
Accounts payable and accrued expenses	381,730	736,535
Deferred revenue	416,301	(143,012)
Net cash flows from operating activities	(1,830,616)	(1,204,101)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(10,474)	(4,563)
Investment in other assets including work in process	(182,140)	(343,655)
Net cash flows from investing activities	(192,614)	(348,218)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of notes payable and common stock	—	3,000,000
Proceeds from issuance of converible notes payable, common stock and warrants	—	—
Proceeds from the sale of common stock, net	—	2,880,710
Payment of debt issuance costs	—	(86,331)
Principal payments on capital lease obligations	(7,382)	(1,957)
Principal payments on notes payable	—	(14,173)
Net cash flows from financing activities	(7,382)	5,778,249

Effect of foreign currencies exchange on cash	29,153	30,977

Net change in Cash	(2,001,459)	4,256,907
Cash, Beginning of Period	4,413,822	689,105
Cash, End of Period	$2,412,363	$4,946,012

Supplemental Disclosure of Cash Flow Information:
Cash paid for interest	$3,392	$1,634
Cash paid for income taxes	$4,561	$4,170

Non-cash Investing and Financing Activities:
Issuance of common stock for conversion of debt and related interest	$—	$21,609,673
Issuance of common stock for debt issuance costs	$—	$224,460
Reclassification of derivatives upon removal of price protection in warrants	$—	$7,614,974
Acquisition of equipment due to a capital lease	$—	$163,407